Exhibit 31.2

DSP GROUP, INC.

CERTIFICATION

I, Moshe Zelnik, certify that:

1.	I have reviewed this annual report on Form 10-K/A of DSP Group, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 2, 2005

/S/ MOSHE ZELNIK
Moshe Zelnik
Chief Financial Officer